Item 77Q1(a)(i):  Exhibits

                                       AMENDMENT #11
                                TO THE RESTATED AND AMENDED
                                    DECLARATION OF TRUST

                                   FEDERATED INDEX TRUST

                                     Dated May 19, 2000

      THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                            Federated Large Cap Index Fund
                             Federated Max-Cap Index Fund
                             Federated Mid-Cap Index Fund
                                    Class C Shares
                             Institutional Service Shares
                                 Institutional Shares
                            Federated Mini-Cap Index Fund
                                    Class C Shares

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of February, 2002.

      WITNESS the due execution hereof this 14th day of February, 2002.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh


Item 77Q1(a)(ii):  Exhibits


                                       AMENDMENT #12
                                TO THE RESTATED AND AMENDED
                                    DECLARATION OF TRUST

                                   FEDERATED INDEX TRUST

                                     Dated May 19, 2000

      THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
     Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                            Federated Large Cap Index Fund
                             Federated Max-Cap Index Fund
                                    Class C Shares
                             Institutional Service Shares
                                 Institutional Shares
                             Federated Mid-Cap Index Fund
                            Federated Mini-Cap Index Fund
                                    Class C Shares

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of February, 2002.

      WITNESS the due execution hereof this 15th day of March, 2002.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh

Item 77Q1(a)(iii):  Exhibits


                                       AMENDMENT #13
                                TO THE RESTATED AND AMENDED
                                    DECLARATION OF TRUST

                                   FEDERATED INDEX TRUST

                                     Dated May 19, 2000

      THIS Restated and Amended Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
     Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                             Federated Max-Cap Index Fund
                                    Class C Shares
                             Institutional Service Shares
                                 Institutional Shares
                             Federated Mid-Cap Index Fund
                            Federated Mini-Cap Index Fund
                                    Class C Shares
                                 Institutional Shares

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on the 23rd day of December, 2002.

      WITNESS the due execution hereof this 23rd day of December, 2002.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G Bigley                 /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray. Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh

Item 77Q1(a)(iv):  Exhibits


                                   FEDERATED INDEX TRUST

                                       AMENDMENT #14
                                TO THE RESTATED AND AMENDED
                                    DECLARATION OF TRUST

                                     Dated May 19, 2000

      THIS Restated and Amended Declaration of Trust is amended as follows:

B. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                             Federated Max-Cap Index Fund
                                    Class C Shares
                                    Class K Shares
                             Institutional Service Shares
                                 Institutional Shares
                             Federated Mid-Cap Index Fund
                            Federated Mini-Cap Index Fund
                                    Class C Shares
                                 Institutional Shares

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February, 2003.

      WITNESS the due execution hereof this 13th day of February, 2003.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh

Item 77Q1(a)(v):  Exhibits


                                   Federated Index Trust

                                        Amendment #5
                                       to the By-Laws

                                (effective August 23, 2002)

     Strike Section 1 of ARTICLE I - OFFICERS AND THEIR ELECTION, and replace with the following:

     Section 1. Officers. The Officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees, in its discretion, may also elect or appoint a Chairman of the Board of Trustees (who must be a Trustee), a Vice Chairman of the Board of Trustees, and other Officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers. Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.

     Strike Sections 2 through 9 of Article II, and replace with the following:

     Section 2. Chairman of the Trustees ("Chairman"). The Chairman, if there be a Chairman, shall preside at the meetings of Shareholder and of the Board of Trustees and shall perform such duties as may be assigned to him from time to time by the Trustees.

     Section 3. Vice Chairman of the Trustees ("Vice Chairman"). The Vice Chairman, in the absence of the Chairman, shall perform such duties as may be assigned to him from time to time by the Trustees or the Chairman. The Vice Chairman need not be a Trustee.

     Section 4. President. The President shall be the principal executive officer of the Trust. The President, in the absence of the Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the other Trustees. He shall counsel and advise the Chairman on matters of major importance. He shall have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees of the Trust, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee.

     Section 5. Vice President. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee. Each Vice President shall be authorized to sign documents on behalf of the Trust.


     Section 6. Secretary. The Secretary shall be the chief legal officer of the Trust responsible for providing legal guidance to the Trust. The Secretary shall keep or cause to be kept in books provided for that purpose the Minutes of the Meetings of Shareholders and of the Trustees; shall see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the Seal of the Trust and see that the Seal is affixed to all documents, the execution of which on behalf of the Trust under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder of each Series or Class of the Trust, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may from time to time be assigned to him by the Trustees, Chairman or the Executive Committee.

     Section 7. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust responsible for the preparation and maintenance of the financial books and records of the Trust. He shall deliver all funds and securities belonging to any Series or Class to such custodian or sub-custodian as may be employed by the Trust for any Series or Class. The Treasurer shall perform such duties additional to the foregoing as the Trustees, Chairman or the Executive Committee may from time to time designate.

     Section 8. Assistant Vice President. The Assistant Vice President or Vice Presidents of the Trust shall have such authority and perform such duties as may be assigned to them by the Trustees, the Executive Committee or the Chairman.

     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Trustees or the Executive Committee or the Chairman.

     Section 10. Salaries. The salaries of the Officers shall be fixed from time to time by the Trustees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

Item 77Q1(e):  Exhibits
                                   SUBADVISORY AGREEMENT


     This Subadvisory Agreement (this "Agreement") is entered into as of the 27th day of March, 2003, among Federated Index Trust, a Massachusetts business trust (the "Trust"), on behalf of each series portfolio of the Trust set forth on Appendix A to this Agreement (each a "Portfolio," and collectively, the "Portfolios"), Federated Investment Management Company, a Delaware Business Trust ("Manager"), and Fund Asset Management, L.P. ("Subadviser"), a Delaware limited partnership.

     WHEREAS, the Trust, on behalf of the Portfolios, has entered into a Management Contract, dated July 2, 1990, with Manager (as amended and supplemented from time to time, the "Management Contract"), pursuant to which Manager has agreed to provide certain management and administrative services to the Portfolios; and

     WHEREAS, Manager desires to appoint Subadviser as investment subadviser to provide the investment advisory and administrative services to the Portfolios specified herein, and Subadviser is willing to serve the Portfolios in such capacity; and

     WHEREAS, the trustees of the Trust (the "Trustees"), including a majority of the Trustees who are not "interested persons" (as such term is defined below) of any party to this Agreement, have each consented to such an arrangement;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

APPOINTMENT OF SUBADVISER; COMPENSATION

Appointment as Subadviser.

     Subject to and in accordance with the provisions hereof, Manager hereby appoints Subadviser as investment subadviser to perform the various investment advisory and other services to the Portfolios set forth herein and, subject to the restrictions set forth herein, hereby delegates to Subadviser the authority vested in Manager pursuant to the Management Contract to the extent necessary to enable Subadviser to perform its obligations under this Agreement.

Scope of Investment Authority

A. The Subadviser is hereby authorized, on a discretionary basis, to manage the investments and determine the composition of the assets of each Portfolio, subject at all times to (i) the supervision and control of the Trustees, (ii) the requirements of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder, (iii) the investment objective, policies and limitations, as provided in the Portfolio's Prospectus and other governing documents, and (iv) such instructions, policies and limitations relating to the Portfolio as the Trustees or Manager may from time to time adopt and communicate in writing to Subadviser. Notwithstanding anything herein to the contrary, Subadviser is not authorized to take any action, including the purchase and sale of portfolio securities, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence.

(b) The Subadviser shall manage each Portfolio in a manner consistent with such Portfolio's investment objective, strategies and policies that are described in such Portfolio's then currently effective registration statement. With respect to a portion equal to approximately twenty percent (20%) of the Federated Max-Cap Index Fund, under normal circumstances the Subadviser will slightly over- or under-weight positions in securities listed within the relevant benchmark index in an effort to improve the performance of such Portfolio relative to the benchmark index to compensate for Portfolio expenses and tracking error.

(c) The parties agree that, for so long as this Agreement shall remain in effect, Subadviser shall exercise discretionary investment authority over the manner in which the Portfolios' assets are invested without obtaining any further approval or consent from the Trustees or Manager; provided that the Trustees and Manager shall at all times have the right to monitor the Portfolios' investment activities and performance, require Subadviser to make reports and give explanations as to the manner in which the Portfolios' assets are being invested.

Appointment as Proxy Voting Agent.

     Subject to and in accordance with the provisions hereof, the Trustees may at any time choose to appoint Subadviser as the Portfolios' proxy voting agent; at such time the Trustees shall delegate to Subadviser discretionary authority to vote all proxies solicited by or with respect to issuers of securities in which the assets of the Portfolios may be invested from time to time, provided that Subadviser reports to the Trustees or Manager such information about proxies voted as may be required by applicable law or regulation or as Trustees or Manager shall reasonably request. Upon written notice to Subadviser, the Trustees may at any time withdraw the authority granted to Subadviser pursuant to this Section 1.3 to perform any or all of the proxy voting services contemplated hereby.

Governing Documents.

     Manager will provide Subadviser with copies of (i) the Trust's Declaration of Trust and By-laws, as currently in effect, (ii) each Portfolio's currently effective prospectus and statement of additional information, as set forth in the Trust's registration statement under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), (iii) any instructions, investment policies or other restrictions adopted by the Trustees or Manager supplemental thereto, and (iv) the Management Contract. Manager will provide Subadviser with such further documentation and information concerning the investment objectives, policies and restrictions applicable to the Portfolios as Subadviser may from time to time reasonably request.

Compensation.

     Manager shall compensate Subadviser for the services it performs on behalf of the Portfolios in accordance with the terms set forth in Appendix A to this Agreement. Subadviser's fee shall be computed monthly and, within fifteen business days of the end of each calendar month, Manager shall transmit to Subadviser the fee for the previous month. Payment shall be made in federal funds wired to a bank account designated by Subadviser. If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs. Subadviser agrees to look exclusively to Manager, and not to any assets of the Trust or the Portfolios, for the payment of Subadviser's fees arising under this section.

SERVICES TO BE PERFORMED BY SUBADVISER

Investment Advisory Services.

B. In fulfilling its obligations to manage the assets of the Portfolios, Subadviser will:

C.   formulate and implement a continuous investment program for the Portfolios;

D. take whatever steps are reasonably necessary to implement these investment programs by the purchase and sale of securities and other investments, including the selection of brokers or dealers, the placing of orders for such purchases and sales in accordance with the provisions of paragraph (b) below and assuring that such purchases and sales are properly settled and cleared;

E. provide such reports with respect to the implementation of the Portfolios' investment programs as the Trustees or Manager shall reasonably request;

F. provide to Manager performance attribution (i.e., index tracking error analysis) reports for each Portfolio on a monthly basis, in such form or forms as the parties may agree to from time to time;

G. provide Portfolio composition data to Manager on a quarterly basis, or as needed for Manager's reporting requirements; and

H. provide advice and assistance to Manager as to the determination of the fair value of certain securities where market quotations are not readily available for purposes of calculating net asset value of the Portfolios in accordance with valuation procedures and methods established by the Trustees.

I. The Subadviser shall place all orders for the purchase and sale of portfolio securities for the Portfolios' accounts with brokers and dealers selected by Subadviser. Such brokers and dealers may include brokers or dealers that are "affiliated persons" (as such term is defined in the 1940
     Act) of the Trust, the Portfolios, Manager or Subadviser, provided that Subadviser shall only place orders on behalf of the Portfolios with such affiliated persons in accordance with procedures adopted by the Trustees pursuant to Rule 17e-1 or as otherwise permitted under section 17(e) of the 1940 Act. The Subadviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Portfolios and at commission rates that are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolios and/or other accounts over which Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provided such brokerage and research services a commission for executing a portfolio transaction for the Portfolios which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which Subadviser and its affiliated persons have in respect to accounts over which they exercise investment discretion. The Trustees shall periodically review the commissions paid by the Portfolios to determine if the commissions paid over representative periods were reasonable in relation to the benefits to the Portfolios, and Subadviser shall provide any information requested by the Trustees for purposes of such review.

Administrative and Other Services.

J. Subadviser will, at its expense, furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the performance of its investment management services hereunder (excluding determination of net asset values and shareholder accounting services).

K. Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the rules thereunder. Subadviser agrees that such records are the property of the Trust, and will be surrendered to the Trust or Manager or their designee promptly upon request, provided that the Subadviser may maintain copies of all such records. The Manager shall be granted reasonable access to the records and documents in Subadviser's possession relating to the Portfolios.

L. Subadviser shall provide such information as is reasonably necessary to enable Manager to prepare and update the Trust's registration statement (and any supplement thereto) and the Portfolios' financial statements. Subadviser understands that the Trust and Manager will rely on such information in the preparation of the Trust's registration statement and the Portfolios' financial statements, and hereby covenants that any such information approved by Subadviser expressly for use in such registration and/or financial statements shall be true and complete in all material respects.

COMPLIANCE; CONFIDENTIALITY
Compliance.

M. Subadviser will comply with (i) all applicable state and federal laws and regulations governing the performance of Subadviser's duties hereunder,
     (ii) the investment objective, policies and limitations, as provided in the Portfolios' Prospectus and other governing documents, as provided to the Subadviser, and (iii) such instructions, policies and limitations relating to the Portfolios as the Trustees or Manager may from time to time adopt and communicate in writing to Subadviser.

N. Subadviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of such code of ethics, evidence of its adoption and copies of any supplemental policies and procedures implemented to ensure compliance therewith.

O. Subadviser will promptly notify Manager of any material violation of the laws, regulations, objectives, policies, limitations or instructions identified in paragraph (a) of this section or of its Code of Ethics with respect to any Portfolio.

Confidentiality.

     The parties to this Agreement agree that each shall treat as confidential all information provided by a party to the others regarding such party's business and operations, including without limitation the investment activities or holdings of the Portfolios. All confidential information provided by a party hereto shall be used by any other parties hereto solely for the purposes of rendering services pursuant to this Agreement and, except as may be required in carrying out the terms of this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or which thereafter becomes publicly available other than in contravention of this
Section 3.2 or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

LIABILITY OF SUBADVISER

     Notwithstanding anything herein to the contrary, neither Subadviser, nor any of its directors, officers or employees, shall be liable to Manager or the Trust for any loss resulting from Subadviser's acts or omissions as Subadviser to the Portfolios, except to the extent any such losses result from bad faith, willful misfeasance, reckless disregard or gross negligence on the part of Subadviser or any of its directors, officers or employees in the performance of Subadviser's duties and obligations under this Agreement.

SUPPLEMENTAL ARRANGEMENTS; EXPENSES

Supplemental Arrangements.

     Subject to the prior written consent of the Trustees and Manager, Subadviser may enter into arrangements with other persons affiliated with Subadviser to better fulfill its obligations under this Agreement for the provision of certain personnel and facilities to Subadviser, provided that such arrangements do not rise to the level of an advisory contract subject to the requirements of Section 15 of the 1940 Act.

Expenses.

     Each Portfolio shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses incurred in managing its portfolio of securities, including all commissions, mark-ups, transfer fees, registration fees, ticket charges, transfer taxes, custodian fees, legal fees for review of transactions or issues and similar expenses. Each Portfolio will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto. In no event will Subadviser have any obligation to pay any of the Portfolios' expenses, including without limitation, (i) the expenses of organizing the Trust and continuing its existence; (ii) fees and expenses of Trustees and officers of the Trust; (iii) fees for administrative personnel and services; (iv) expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; (v) fees and expenses of preparing and printing its Registration Statements under the 1933 Act and the 1940 Act; (vi) expenses of registering and qualifying the Trust, the Portfolios, and Shares of the Portfolios under federal and state laws and regulations; (vii) expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; (viii) interest expense, taxes, fees, and commissions of every kind; (ix) expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares; (x) charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; (xi) printing and mailing costs, auditing, accounting, and legal expenses; (xii) reports to shareholders and governmental officers and commissions; (xiii) expenses of meetings of Trustees and shareholders and proxy solicitations therefor; (xiv) insurance expenses; (xv) association membership dues and (xvi) such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Portfolios. Subadviser shall not cause the Trust or the Portfolios to incur any expenses, other than those reasonably necessary for Subadviser to fulfill its obligations under this Agreement, unless Subadviser has first notified Manager of its intention to do so.

CONFLICTS OF INTEREST

     It is understood that the Trustees, officers, agents and shareholders of the Trust are or may be interested in Subadviser as directors, officers, stockholders or otherwise; that directors, officers, agents and stockholders of Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity of this Agreement or of any transactions hereunder except as otherwise provided in the Trust's Declaration of Trust and the -Limited Partnership Agreement of Subadviser, respectively, or by specific provisions of applicable law.

REGULATION

     Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may reasonably request or require pursuant to applicable laws and regulations.

DURATION AND TERMINATION OF AGREEMENT

Effective Date; Duration; Continuance.

P.   This Agreement shall become effective on March 27, 2003.

Q. Subject to prior termination pursuant to Section 8.2 below, this Agreement shall continue in force until March 27, 2005 and indefinitely thereafter, but only so long as the continuance after such date shall be specifically approved at least annually by vote of the Trustees or by a vote of a majority of the outstanding voting securities of each Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

R. Unless otherwise permitted under an exemptive order issued by the Commission, the required shareholder approval of this Agreement or any continuance of this Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series of shares of the Portfolio votes to approve this Agreement or its continuance. Termination of this Agreement by or on behalf of one Portfolio will not affect the continuation of the Agreement with respect to any other Portfolios.

Termination and Assignment.

S. This Agreement may be terminated at any time, upon sixty days' written notice, without the payment of any penalty, (i) by the Trustees, (ii) by the vote of a majority of the outstanding voting securities of each Portfolio; (iii) by Manager, or (iv) by Subadviser.

T. This Agreement will terminate automatically, without the payment of any penalty, (i) in the event of its assignment or (ii) in the event the Management Contract is terminated for any reason.

Definitions.

     The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended, and subject to such orders or no-action letters as may be granted by the Securities and Exchange Commission ("Commission").

REPRESENTATIONS, WARRANTIES AND COVENANTS

     Representations of the Portfolios. The Trust, on behalf of the Portfolios, represents and warrants that:

U. the Trust is a business trust established pursuant to the laws of the Commonwealth of Massachusetts;

V. the Trust is duly registered as an investment company under the 1940 Act and each Portfolio is a duly constituted series portfolio thereof;

W. the execution, delivery and performance of this Agreement are within the Trust's powers, have been and remain duly authorized by all necessary action (including without limitation all necessary approvals and other actions required under the 1940 Act) and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on the Trust or the Portfolios;

X. no consent of any applicable governmental authority or body is necessary, except for such consents as have been obtained and are in full force and effect, and all conditions of which have been duly complied with; and

Y.   this  Agreement   constitutes  a  legal,   valid  and  binding   obligation
     enforceable against the Trust and the Portfolios in accordance with its terms.

Representations of Manager.

The Manager represents, warrants and agrees that:

Z. Manager is a business trust established pursuant to the laws of the State of Delaware;

AA. Manager is duly registered as an "investment adviser" under the Investment Advisers Act of 1940 (the "Advisers Act");

BB. Manager has been duly appointed by the Trustees and Shareholders of the Portfolios to provide investment services to the Portfolios as contemplated by the Management Contract.

CC. the execution, delivery and performance of this Agreement are within Manager's powers, have been and remain duly authorized by all necessary corporate action and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on Manager;

DD. no consent of any applicable governmental authority or body is necessary, except for such consents as have been obtained and are in full force and effect, and all conditions of which have been duly complied with; and

EE.  this  Agreement   constitutes  a  legal,   valid  and  binding   obligation
     enforceable against Manager.

Representations of Subadviser.

Subadviser represents, warrants and agrees that:

FF. Subadviser is a limited partnership established pursuant to the laws of the State of Delaware;

GG. Subadviser is duly registered as an "investment adviser" under the Advisers Act;

HH. the execution, delivery and performance of this Agreement are within Subadviser's powers, have been and remain duly authorized by all necessary corporate action and will not violate or constitute a default under any applicable law or regulation or of any decree, order, judgment, agreement or instrument binding on Subadviser;

II. no consent of any applicable governmental authority or body is necessary, except for such consents as have been obtained and are in full force and effect, and all conditions of which have been duly complied with; and

JJ.  this  Agreement   constitutes  a  legal,   valid  and  binding   obligation
     enforceable against Subadviser.

Covenants of Subadviser.

KK. Subadviser will promptly notify the Trust and Manager in writing of the occurrence of any event which is likely to have a material impact on the performance of its obligations pursuant to this Agreement, including without limitation:

LL. the occurrence of any event which could disqualify Subadviser from serving as an investment adviser of a registered investment company pursuant to
     Section 9 (a) of the 1940 Act or otherwise;

MM. any material change in Subadviser's overall business activities that may have a material adverse affect on Subadviser's ability to perform its obligations under this Agreement;

NN. any event that would constitute a change in control (as interpreted under the 1940 Act) of Subadviser;

OO. any material change in the composition of the portfolio team of a Portfolio; and

PP. the existence of any pending or threatened audit, investigation, complaint, examination or other inquiry (other than routine regulatory examinations or inspections) relating to the Portfolios conducted by any state or federal governmental regulatory authority.

QQ. Subadviser agrees that it will promptly supply Manager with copies of any material changes to any of the documents provided by Subadviser pursuant to
     Section 3.1.

RR. Subadviser has provided, and will provide at least annually, the Trustees and Manager with certificates of insurance setting forth the amounts of its fidelity bond and errors and omissions coverage. Subadviser agrees to maintain such bond and coverage or equivalent coverage during the term of this Agreement, and will not reduce either amount without the prior written notice to Manager.

MISCELLANEOUS PROVISIONS

Use of Subadviser's Name.

     Neither the Trust nor Manager will use the name of Subadviser, or any affiliate of Subadviser, in any prospectus, advertisement, sales literature or other communication to the public except with express permission of the Subadviser; provided that Subadviser may not unreasonably withhold its consent from the use of its name as required by law.

Use of Trust or Manager's Name.

     Subadviser will not use the name of Manager, the Trust or the Portfolios in any prospectus, advertisement, sales literature or other communication to the public except in accordance with express permission of the Manager; provided that Manager may not unreasonably withhold its consent from the use of its name as required by law.

Subadviser's Relationship.

     The Manager, the Trust and the Subadviser are not partners or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them. The Subadviser shall perform its duties under this Agreement as an independent contractor and not as an agent of Trust, the Trustees or the Manager.

Amendments.

     This Agreement may be modified by mutual consent of Manager, Subadviser and the Portfolios subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by, or interpretive releases of, the Commission.

Entire Agreement.

     This Agreement contains the entire understanding and agreement of the parties with respect to the subject hereof.

Captions.

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of the Agreement.

Notices.

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address set forth in this section of the Trust, Manager or Subadviser, as the case may be, in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this Section 10.6.

      Trust:      Federated Index Trust
                  Federated Investors Funds
                  5800 Corporate Drive
                  Pittsburgh, PA 15237-7000
      Attention:  John W. McGonigle, Secretary

      Facsimile No.:    412-288-7578

      Manager:    Federated Investment Management Company
                  1001 Liberty Avenue
                  Pittsburgh, PA 15127
      Attention:  John Harris, Portfolio Manager
      Facsimile No.:    412-288-2295

      Subadviser: Fund Asset Management, L.P.
                  800 Scudders Mill Road
                  Plainsboro, New Jersey 08536
      Attention:  Allan J. Oster, Esq.
      Facsimile No.:    609-282-0727

Severability.

     Should any portion of this Agreement, for any reason, be held to be void at law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

Governing Law.

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to the choice of law provisions thereof), or any of the applicable provisions of the 1940 Act. To the extent that the laws of the Commonwealth of Pennsylvania, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control. Limitation of Liability.

     A copy of the Restated and Amended Declaration of Trust establishing the Trust, dated May 19, 2000, together with all amendments, is on file in the office of the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is not executed on behalf of any of the Trustees as individuals and the shareholders, the Trustees, the officers, the employees or any agent of the Trust shall not be liable for the Trust's or any Portfolio's obligations hereunder, nor shall the assets of any Portfolio be used to satisfy the liabilities of any other Portfolio hereunder. Manager and Subadviser agree to look solely to the assets attributable to the relevant Portfolio for the payment of any claim against the Trust hereunder or for the performance thereof.

Further Assurances.

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. In the event that this Agreement is terminated in accordance with Section 8.2 above, Subadviser agrees to make reasonable efforts to assist Manager and the Trust in the transition to the succeeding adviser or subadviser. This Section 10.11 shall survive any termination of this Agreement.

Counterparts

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

PORTFOLIO TRANSACTIONS

Subadviser agrees not to consult with any of the entities listed herein concerning transactions for a Portfolio in securities or other assets:

a.    other subadvisers to a Portfolio, if any;
b.    other subadvisers to any other portfolio of the Trust; and
c.    other subadvisers to a portfolio under common control with the Portfolios.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                      FEDERATED INDEX TRUST,
                      on behalf of each series portfolio set forth on Appendix A


                      By:  /s/ J. Christopher Donahue
                      Name:  J. Christopher Donahue
                      Title:  President


                      FEDERATED INVESTMENT MANAGEMENT COMPANY


                      By:  /s/ Keith M. Schappert
                      Name:   Keith M. Schappert
                      Title:  President

                      FUND ASSET MANAGEMENT, L.P.


                      By:  /s/  Illegible signature
                      Name:
                      Title:





                                   APPENDIX A


     The Portfolios for which Subadviser will provide investment advisory and administrative services under this Agreement are set forth in the following table. For the services rendered to each Portfolio, Manager will pay to Subadviser a fee at an annual rate as set forth in the table below. Manager shall pay accrued fees to Subadviser each month in accordance with Section 1.5 of the Agreement.

------------------------------------------------------------
          Portfolio                    Annual Rate
                                    (in basis points)
------------------------------------------------------------
------------------------------------------------------------
Federated Max-Cap Index Fund  1.5 basis points (0.015%)
                              times 80% of the average
                              daily net assets of the
                              portfolio as computed in the
                              manner set forth in the
                              Trust's Declaration of Trust
                              plus 15 basis points (0.15%)
                              times 20% of the average
                              daily net assets of the
                              portfolio as computed in the
                              manner set forth in the
                              Trust's Declaration of Trust.
------------------------------------------------------------
------------------------------------------------------------
Federated Mid-Cap Index Fund  3.0 basis points (0.030%)
                              times the average daily net
                              assets of the portfolio as
                              computed in the manner set
                              forth in the Trust's
                              Declaration of Trust.
------------------------------------------------------------
------------------------------------------------------------
Federated Mini-Cap Index Fund 3.0 basis points (0.030%)
                              times the average daily net
                              assets of the portfolio as
                              computed in the manner set
                              forth in the Trust's
                              Declaration of Trust.
------------------------------------------------------------


                                         APPENDIX B


                             Requirements of Index Fund Manager


Information needed in order to monitor funds on an ongoing basis

1) Month-end holdings compared to the Index weightings - received by the 6th business day of each month

      - electronic format
      - non-index holdings should be identified
      - tracking error analysis from Barra or whatever equivalent system is in place
      - include turnover for previous month
-     send to John Harris  (jharris@federatedinv.com)

2)   Monthly Performance Reports

- Monthly gross performance on all portfolios (Max-Core, Max-Enhanced, Max-Overall, Mid, & Mini) vs. benchmarks
- Performance calculations over longer time periods (e.g., 3 and 12 months, since inception)
-     Performance attribution analysis for enhanced portfolio of Max-Cap fund

3)   Quarterly compliance sign-off (direct to lwolff@federatedinv.com)
      - in compliance with prospectus/SAI limitations/requirements
      - in compliance with sub-adviser and fund code of ethics (report on any code of ethics violations involving persons with responsibility for our funds)
      - in compliance with all rules regarding affiliate trades (17a-7/17e-1/affiliated bank/10f-3)
      - in compliance with 28(e) safe harbor  (soft dollars)
      - all positions fully reconciled between custodian/fund accountant/trading system
      - all securities lending activity in compliance with contract terms.

4) Quarterly reports for Funds' Board of Directors/Marketing (direct to lwolff@federatedinv.com)

      - commentary on markets and review summary statistics: sector weights, top holdings, median p/e, median market cap. (due the 3rd business day after each calendar quarter end)
      - details/discussion of any derivative exposure (due approx 20th of the month following calendar quarter end)
      - information on all affiliate trades occurring during the quarter (17a-7/17e-1/affiliated bank/10f-3)
      - summary of brokerage activity for the quarter (due approx 20th of the month following calendar quarter end)

     Brokerage report should reflect activity by fund and include: for each broker, total quarterly commissions paid, total principal volume transacted, the breakdown of these transactions into soft dollars, proprietary research, ECNs, and other execution.

      - soft dollar activity for the quarter (due approx 20th of the month following calendar quarter end)

     Soft dollar report should reflect activity by fund and include: for each broker, total annual soft dollar commitment, description of services provided and how they are used, ratio of soft dollars to commissions for each service/relationship.

5) Quarterly compliance reports for Funds' Board of Directors and all required documentation. Direct to lwolff@federatedinv.com (due approx 20th of the month following calendar quarter end)

6)    Annual brokerage/soft dollars

     - summary of brokerage activity for the calendar year (due approx Jan. 25th ) Brokerage report should reflect activity by fund and include: for each broker, total annual commissions paid, total principal volume transacted, the breakdown of these transactions into soft dollars, proprietary research, ECNs, and other execution.

     - soft dollar activity for the calendar year (due approx Jan 25th) Soft dollar report should reflect activity by fund and include: for each broker, total annual soft dollar commitment, description of services provided and how they are used, ratio of soft dollars to commissions for each service/relationship

7) Annual info on brokerage (November 1 through October 31) for prospectus/SAI update

     - report should reflect activity by fund and include: total commission dollars attributed to soft dollar arrangements and proprietary research as well as total principal volume for those transactions attributed to soft dollars and/or proprietary research.

8)    Annual/semi-annual Form N-SAR and review of Portfolio of Investments

- certification as to the accuracy of the portfolio of investments and responses to Form N-SAR.